Exhibit 3
JOINT FILING AGREEMENT
PURSUANT TO RULE 13D-1(k)
The undersigned acknowledge and agree that the foregoing statement on Schedule 13D with respect to the Common Stock, par value $0.001 per share, of NuRx Pharmeuceuticals, Inc., is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13D shall be filed on behalf of each of the undersigned without the necessity of filing additional joint acquisition statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning him or it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the others, except to the extent that he or it knows or has reason to believe that such information is inaccurate.

DYVA HOLDING LTD
By:	/s/ Andrew Kingston
	Name:	Andrew Kingston
	Title:	Attorney-in-Fact
Date: June 22, 2009
SWISS CITRUS HOLDING LTD
By:	/s/ Andrew Kingston
	Name:	Andrew Kingston
	Title:	Attorney-in-Fact
Date: June 22, 2009
IPG VERWALTUNG UND BETEILIGUNG EINS GMBH
By:	/s/ Andrew Kingston
	Name:	Andrew Kingston
	Title:	Attorney-in-Fact
Date: June 22, 2009
JÖRG RICHARD LEMBERG, an individual
By:	/s/ Andrew Kingston
	Name:	Andrew Kingston
	Title:	Attorney-in-Fact
Date: June 22, 2009
RENÉ MÜLLER, an individual
By:	/s/ Andrew Kingston
	Name:	Andrew Kingston
	Title:	Attorney-in-Fact
Date: June 22, 2009